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                                                                    Exhibit 10.1

                          MAGAININ PHARMACEUTICAL INC.

                             1992 STOCK OPTION PLAN
                     (as amended and restated July 22, 2002)

Section 1.        Purpose

         The Plan authorizes the Committee (as hereafter defined) to provide Non-Employee Directors, Employees and Consultants of the Corporation and its Subsidiaries, who are in a position to contribute materially to the long-term success of the Corporation, with options to acquire common stock of the Corporation in accordance with the terms specified herein. The Corporation believes that this incentive program will cause those persons to increase their interest in the Corporation's welfare, and aid in attracting and retaining Non-Employee Directors, Employees and Consultants of outstanding ability.

Section 2.        Definitions

         Unless the context clearly indicates otherwise, the following terms, when used in this Plan, shall have the meanings set forth in this Section:

         (a)      "Board" shall mean the Board of Directors of the Corporation.

         (b) "Cause" shall mean (i) the Grantee's willful misconduct with respect to the business and affairs of the Corporation or any Subsidiary or affiliate thereof; (ii) the Grantee's gross neglect of duties or failure to act which materially and adversely affects the business or affairs of the Company or any Subsidiary or affiliate thereof; (iii) the Grantee's commission of an act involving embezzlement or fraud or conviction for any felony; or the (iv) the Grantee' breach of an employment or consulting agreement with the Corporation or any Subsidiary or affiliate thereof.

         (c) "Change in Control" shall mean the occurrence of any of the following: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 40% or more of the voting power of the then outstanding securities of the Corporation; (ii) during any period of two consecutive calendar years there is a change of 25% or more in the composition of the Board of the Corporation in office at the beginning of the period except for changes approved by at least two-thirds of the Directors then in office who were Directors at the beginning of the period; (iii) the stockholders of the Corporation approve an agreement providing for (A) the merger or consolidation of the Corporation with another corporation where the stockholders of the Corporation, immediately after the merger or consolidation, would not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to 50% or more of all votes (without consideration of the rights of any

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class of stock to elect Directors by a separate class vote) to which all stockholders of the corporation issuing cash or securities in the merger or consolidation would be entitled in the election of directors or where the members of the Board, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the Board of Directors of the corporation issuing cash or securities in the merger or consolidation or (B) the sale or other disposition of all or substantially all the assets of the Corporation, or a liquidation, dissolution or statutory exchange of the Corporation; or (iv) any person has commenced, or announced an intention to commence, a tender offer or exchange offer for 40% or more of the voting power of the then-outstanding securities of the Corporation.

         (d) "Code" shall mean the Internal Revenue Code of 1986 as it may be amended from time to time.

         (e) "Committee" shall mean a Committee of not less than two Directors who are "Disinterested Persons," as that term is defined and interpreted pursuant to Rule 16b-3 under the Exchange Act. Directors who have received options or Stock-related compensation pursuant to a discretionary award by the Corporation, the Board or by any Subsidiary or affiliate of the Corporation during the one-year period before serving on the Committee or at any time while serving on the Committee shall be disqualified from serving on the Committee and prohibited from serving as such until at least one-year has passed from the most recent discretionary award; provided, however, the receipt of options automatically awarded to Non-Employee Directors, as provided in Section 6(b) herein, shall not disqualify such Non-Employee Director from serving on the Committee. The Committee shall be appointed by and serve at the pleasure of the Board.

         (f) "Consultant" shall mean any consultant of the Corporation or its Subsidiaries.

         (g) "Control Person" shall mean any person who, as of the date of grant of an Option, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent of the total combined voting power or value of all classes of stock of the Corporation or of any parent or Subsidiary.

         (h) "Corporation" shall mean Magainin Pharmaceuticals Inc., a Delaware corporation.

         (i)      "Director" shall mean any member of the Board.

         (j) "Employee" shall mean any employee of the Corporation or its Subsidiaries.

         (k) "Exchange Act" shall mean the Securities Exchange Act of 1934 as it may be amended from time to time.

         (l) "Fair Market Value" shall mean for any day the closing price of the Stock in the over-the-counter market, as reported through the National Association of Securities Dealers Automated Quotation System or, if the Stock is listed or admitted to trading on any national securities exchange, the last reported sale price on such exchange.

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         (m)      "Grantee" shall mean a person granted an Option under the
Plan.

         (n) "ISO" shall mean an Option granted pursuant to the Plan to purchase shares of the Stock and intended to qualify as an incentive stock option under Section 422 of the Code, as now or hereafter constituted.

         (o) "NQSO" shall mean an Option granted pursuant to the Plan to purchase shares of the Stock that is not an ISO.

         (p) "Non-Employee Director" shall mean a Director who is not an employee of the Corporation or any of its Subsidiaries.

         (q) "Options" shall refer collectively to NQSOs and ISOs subject to the Plan.

         (r) "Parent" shall mean any parent of the Corporation, as defined in Section 424 of the Code.

         (s) "Plan" shall mean this 1992 Stock Option Plan as set forth herein and as amended from time to time.

         (t) "Stock" shall mean shares of the Common Stock of the Corporation.

         (u) "Subsidiary" shall mean any subsidiary corporation as defined in Section 424 of the Code.

Section 3.        Shares of Stock Subject to the Plan

         Subject to the provisions of Section 8, the Stock which may be issued or transferred pursuant to Options granted under the Plan shall not exceed 1,500,000 shares in the aggregate. Stock issuable upon the exercise of any Option may be authorized but unissued shares or reacquired shares of Stock. If any unexercised Options lapse or terminate for any reason, the Stock covered thereby may again be optioned. More than one Option may be granted to one person.

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Section 4.        Administration of the Plan

         The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have the authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to determine the terms and provisions of stock option agreements thereunder and to make all other determinations necessary or advisable for the administration of the Plan. The Committee shall have the discretion to determine under the provisions of stock option agreements for Options, that, upon the occurrence of a Change in Control specified in Section 2(c)(iii) hereof, the Committee may require the cancellation for cash of outstanding Options or the issuance of comparable replacement options granted by the surviving entity. Any controversy or claim arising out of or related to this Plan or the Options granted thereunder shall be determined unilaterally by, and at the sole discretion of, the Committee.

Section 5.        Types of Options

         Options granted under the Plan may be of two types: ISOs and NQSOs. The Committee shall have the authority and discretion to grant to an eligible Employee either ISOs, NQSOs or both, but shall clearly designate the nature of each Option at the time of grant. Non-Employee Directors and Consultants shall only be entitled to receive NQSOs.

Section 6.        Grant of Options to Non-Employee Directors, Employees and
                  Consultants

         (a) Non-Employee Directors, Employees and Consultants of the Corporation and its Subsidiaries shall be eligible to receive Options under the Plan.

         (b) Each Non-Employee Director shall receive a grant of NQSOs in accordance with this clause (b).

                  (1) Initial Grant: Each Non-Employee Director shall receive a grant of an NQSO to purchase 15,000 shares of Stock upon the following terms and conditions:

                           (i) As to any such person who becomes a member of the
                  Board after the date of the Corporation's 1993 annual meeting of stockholders, the date of grant shall be the date he or she first becomes a member of the Board; and

                           (ii) As to any such person who is elected at the
                  Corporation's 1993 annual meeting of stockholders, the date of grant shall be such date of the Corporation's 1993 annual meeting of stockholders.

                  (2) Annual Grant: On each date that the Corporation holds its annual meeting of stockholders, commencing with the 1994 calendar year, each Non-Employee Director in office immediately after the annual election of directors (other than those Non-Employee Directors who first commence their service as directors upon election by the stockholders at such meeting) shall receive a grant of an NQSO to purchase 5,000 shares of Stock.

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             (3) Options granted under this subsection (b) shall have a per share exercise price equal to the fair market value of a share of Stock on the date of grant and a term of ten years, and such option shall become exercisable, with respect to 25% of the shares of Stock underlying the option, on each anniversary of the date of grant for a four-year period. Notwithstanding any other provision of the Plan, this subsection may not be amended more than once every six months, except for amendments necessary to conform the Plan to changes in the provisions of or the regulations relating to the Internal Revenue Code or the Employee Retirement Income Security Act of 1974.

             (4) The provisions of this Section 6(b) are intended to operate automatically and not require administration. However, to the extent that administrative determinations are required, the provisions of this
         Section 6(b) shall be made by the members of the Board who are not eligible to receive grants under this Section 6(b), but in no event shall such determinations affect the eligibility of optionees, the determination of the exercise price, the timing of the grants or the number of shares subject to options hereunder.

             (5) Except as otherwise provided in this Section 6(b), the NQSOs granted to Non-Employee Directors shall be subject to the provisions of this Plan applicable to NQSOs granted to other persons.

         (c) The exercise price per share of Stock subject to an Option granted to an Employee or Consultant shall be determined by the Committee, provided, however, (i) that the exercise price of each share subject to an ISO shall be not less than 100% of the Fair Market Value of a share of the Stock on the date such ISO is granted, (ii) that the per share exercise price of any ISO granted to a Control Person shall not be less than 110% of the Fair Market Value of a share of Stock on the date such ISO is granted, and (iii) that the exercise price of each share subject to an NQSO shall not be less than 100% of the Fair Market Value of a share of the Stock on the date such NQSO is granted.

         (d) The term of each Option granted to an Employee or Consultant shall be determined by the Committee, provided that no Option shall be exercisable more than ten years from the date such Option is granted, and provided further that no ISO granted to a Control Person shall be exercisable more than five years from the date of Option grant.

         (e) The Committee shall determine and designate from time to time the Employees and Consultants who are to be granted Options, the nature of each Option granted and the number of shares of Stock subject to each such Option.

         (f) Notwithstanding any other provisions hereof, the aggregate Fair Market Value (determined at the time the ISO is granted) of the Stock with respect to which ISOs are exercisable for the first time by any Employee during any calendar year under all plans of the Corporation and any Parent or Subsidiary corporation shall not exceed $100,000.

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         (g) The Committee, in its sole discretion, shall determine whether any
Option granted to an Employee or Consultant shall become exercisable in one or more installments and specify the installment dates. The Committee may also make such other provisions, not inconsistent with the terms of this Plan, as it may deem desirable, including such provisions as it may deem necessary to qualify any ISO under the provisions of Section 422 of the Code. The Committee, in its sole discretion, shall have the power to accelerate the period or periods during which Options become exercisable. Notwithstanding any determination by the Committee regarding the exercise period of any Option, all such Options shall immediately become exercisable upon a Change in Control of the Corporation.

         (h) The Committee may, at any time, grant new or additional options to any eligible Employee or Consultant who has previously received Options under this Plan, or options under other plans, regardless of whether such prior Options or other options are still outstanding, have been exercised previously in whole or in part, or have been cancelled. The exercise price of such new or additional Options may be established by the Committee, subject to Section 6(c) hereof, without regard to such previously granted Options or other options.

         (i) Notwithstanding anything in the Plan to the contrary, the Committee may not, at any time, unless such action is approved by a majority vote of the shareholders of the Company, reduce the exercise price of an outstanding Option; provided, however, that the provisions of this Section 6(i) shall not apply in the case of an adjustment pursuant to Section 8 of the Plan.

Section 7.   Exercise of Options

         (a) Upon the exercise of any Option, the Grantee shall pay the exercise price for the shares being purchased in the manner provided in the particular stock option agreement, including payment for such shares by the delivery of outstanding shares of Stock or the surrender of shares of Stock (at their Fair Market Value), if permitted by such stock option agreement, including Stock subject to the Option then being exercised.

         (b) The number of shares which are issued pursuant to the exercise of an Option shall be charged against the maximum limitation on shares set forth in
Section 3 hereof.

         (c) Except as provided in Section 9, no Option granted to a Non-Employee Director, Employee or Consultant shall be exercised unless at the time of such exercise the Grantee is then a Director, Employee or Consultant.

         (d) Before the Company issues Stock to a Grantee pursuant to the exercise of an NQSO, the Corporation shall have the right to require that the Grantee make such provision, or furnish the Corporation such authorization, necessary or desirable so that the Corporation may satisfy its obligation, under applicable income tax laws, to withhold for income or other taxes due upon or incident to such exercise. The Board may adopt such rules, forms and procedures as it considers necessary or desirable to implement this Section 7(d), which rules, forms and procedures shall be binding upon all Grantees, and which shall be applied uniformly to all Grantees similarly

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situated.

Section 8.   Adjustment Upon Changes in Capitalization

         In the event of any reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants, rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares or any other change in corporate structure which in the judgment of the Committee materially affects the value of shares, the Committee may determine the appropriate adjustments, if any, to the number and class of shares and the exercise price per share set forth in any Option theretofore granted, provided that no such adjustments shall be made to any ISO without the Grantee's consent, if such adjustment would cause such ISO to fail to qualify as such.

Section 9.   Termination of Relationship with the Corporation

         (a) Upon the termination of a Non-Employee Director's service on the Board, an Employee's employment or a Consultant's consulting relationship with the Corporation for any reason (except in the case of termination for Cause whereupon such Options shall immediately terminate), such Grantee may exercise any outstanding and then exercisable installments of his or her Options for a three-month period from the date of such termination or such longer period as set forth in this Section 9(a), provided, however, that in no event shall the period in which such Options may be exercised hereunder extend beyond the expiration of the Option term. The Committee shall have the discretion to provide that upon termination of a Non-Employee Director's service on the Board, an Employee's employment or a Consultant's consulting relationship as a result of death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code), such Grantee or his or her legal representative may exercise any outstanding and then exercisable installments of his or her Options for a period not to exceed one year from the date of such termination. In no event shall any Option be exercisable for more than the maximum number of shares that the Grantee was entitled to purchase at the date of termination, retirement, disability, or death as the case may be. In the case of an Employee or Consultant, the transfer among the Corporation and any Subsidiary shall not be deemed to be a termination of the employment or consulting relationship. Notwithstanding the above, a change from the status of a Non-Employee Director to an Employee or Consultant, an Employee to a Consultant or a Consultant to an Employee shall not result in the termination of an Option in accordance with the foregoing provisions and such Option shall remain outstanding, subject to its original terms and the provisions of this Plan.

         (b) Subject to the foregoing, in the event of death, Options may be exercised by a Grantee's legal representative.

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Section 10.       General Provisions

         (a) Each Option grant shall be evidenced by a written stock option agreement containing such terms and conditions, not inconsistent with this Plan, as the Committee shall approve. ISOs and NQSOs may be granted to Employees simultaneously and subject to a single stock option agreement, provided, however, that in no event shall a NQSO be granted in tandem with an ISO such that the exercise of one affects the right to exercise the other. The terms and provisions of such stock option agreements (including the exercise price specified therein) may vary among Grantees and among different Options granted to the same Grantee.

         (b) The grant of an Option in any year shall not give the Grantee any right to similar grants in future years or any right to continue such Grantee's service on the Board, employment or consultant relationship with the Corporation or its Subsidiaries. All Grantees shall remain subject to discharge to the same extent as if the Plan were not in effect.

         (c) No Grantee, and no beneficiary or other persons claiming under or through the Grantee shall have any right, title or interest by reason of any Option to any particular assets of the Corporation or its Subsidiaries, or any shares of Stock allocated or reserved for the purposes of the Plan or subject to any Option except as set forth herein. The Corporation shall not be required to establish any fund or make any other segregation of assets to assure the payment of any Option.

         (d) No Option or other right under the Plan shall be transferable or subject to anticipation, sale, assignment, pledge, encumbrance, or charge, except by will or the laws of descent and distribution, and an Option shall be exercisable during the Grantee's lifetime only by the Grantee.

         (e) Notwithstanding any other provision of this Plan or stock option agreements made pursuant thereto, the Corporation shall not be required to issue or deliver any certificate or certificates for shares of Stock under this Plan prior to fulfillment of all of the following conditions:

             (1) The listing, or approval for listing upon notice of issuance, of such shares on any securities exchange on which the Stock may then be traded;

             (2) Any registration or other qualification of such shares under any state or federal law or regulation, or other qualification which the Board shall, in its absolute discretion and upon the advice of counsel, deem necessary or advisable;

             (3) The obtaining of any other consent, approval or permit from any state or federal governmental agency which the Board shall, in its absolute discretion and upon the advice of counsel, determine to be necessary or advisable; and

             (4) The execution by the Grantee (or the Grantee's legal representative) of such written representation that the Committee may in its sole discretion deem necessary or

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         advisable to the effect that the shares then being purchased are being purchased for investment with no present intention of reselling or otherwise disposing of such shares in any manner which may result in a violation of the Securities Act of 1933, as amended, and the placement upon certificates for such shares of an appropriate legend in connection therewith.

         (f) The issuance of shares of Stock to Grantees or to their legal representatives shall be subject to any applicable taxes and other laws or regulations of the United States or of any state having jurisdiction thereof.

         (g) In the case of a grant of an Option to any Employee or Consultant of a Subsidiary, the Corporation may, if the Committee so directs, issue or transfer the shares covered by the Option to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the shares to the Employee or Consultant in accordance with the terms of the Plan and the stock option agreement relating to such Option.

Section 11.       Amendment or Termination

         The Committee may, at any time, alter, amend, suspend, discontinue or terminate this Plan; provided, however, that no such action shall adversely affect the rights of Grantees to Options previously granted hereunder and, provided further, however, that any shareholder approval necessary or desirable in order to comply with Rule 16b-3 under the Exchange Act or with Section 422 of the Code (or other applicable law or regulation) shall be obtained in the manner required therein. Notwithstanding the foregoing, the Committee may not, at any time, amend Section 6(i) of the Plan, unless such amendment is approved by a majority vote of the shareholders of the Company.

Section 12.       Duration of Plan

         This Plan is effective upon its adoption by the Board on May 5, 1992, subject to the approval of the Corporation's stockholders at the next annual meeting following such adoption. This Plan as amended is effective upon its adoption by the Board on September 15, 1993, subject to the approval of such amendments by the Corporation's stockholders at the next annual meeting following such adoption. This Plan shall terminate at the close of business on May 5, 2002, and no Option may be granted under the Plan thereafter, but such termination shall not affect any Options theretofore granted.

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